NEWS RELEASE

Harte Hanks Reports Second Quarter 2019 Financial Results

SAN ANTONIO, Texas – August 8, 2019 -- Harte Hanks, Inc. (NYSE: HHS), an industry leader in data-driven, omni-channel marketing and customer relationship solutions and logistics, today announced financial results for the second quarter ended June 30, 2019.

Recent Operational and Financial Highlights

•	The receipt of $15.9 million in aggregate tax refunds during the second quarter increased cash to $39 million as of June 30, 2019, which will further advance business improvement initiatives;

•	Significant progress toward the goal of achieving positive adjusted EBITDA on a quarterly basis later this year;

•	Doubling of new business awarded through Q2 2019 of $6.2 million compared to the same period last year;

•	Second quarter net loss of ($3.8) million narrowed from ($6.7) million in the same period last year;

•	Second quarter adjusted EBITDA improved to ($1.8) million from ($3.7) million in the same period last year despite revenue declines of $14.9 million.

Harte Hanks President Andrew Harrison stated, “The strategic transition to improve Harte Hanks’ financial performance and streamline the cost structure to align expenses with revenues is taking hold. In the second quarter of 2019, on a year-over-year basis, we reduced our operating expenses by $14.6 million, which nearly offset the $14.9 million revenue decline. We are operating with discipline and rigor to stabilize our business. Based on our current plan, positive adjusted EBITDA is an attainable goal as early as the fourth quarter of this year, and we expect to generate positive adjusted EBITDA for the full year of 2020.”

“We also have begun to convert our growing pipeline of new business opportunities into revenue,” Harrison added. “We have won business with new customers in the first half that will generate approximately $6.2 million in revenue over the course of the year, double what we generated last year from new customers. In the first half of the year, we recognized $1.7 million in revenue from new customers compared to $700,000 in the first half of 2018.”

“During the quarter, we received $15.9 million in aggregate tax refunds and ended the quarter with a cash position of $39 million,” Harrison concluded. “The receipt of these funds will allow the Company to advance further cost-cutting and business improvement initiatives that are needed to restore profitability and revitalize long-term growth.”

Second Quarter 2019 Results
Second quarter 2019 revenues were $54.7 million, compared to $69.6 million during the same quarter last year, a $14.9 million, or a 21.5% decline. This decline was due to lower revenue in the B2B, Consumer, Financial Services, Retail and Transportation verticals, offset by an increase in the Healthcare vertical.

Second quarter operating loss was $6.6 million, compared to an operating loss of $6.3 million in the same quarter last year. The loss was a result of lower revenue, which was meaningfully offset by the impact of the Company’s cost reduction efforts which lowered operating expenses, including a $7.9 million or 20% reduction in labor expense.

Second quarter 2019 Adjusted Operating Loss was $3.1 million, compared to a loss of $5.6 million in the prior year quarter. The decrease in Adjusted Operating Loss was related to reduced production and distribution expense associated partially with the Company’s cost reduction efforts.
Loss attributable to common stockholders for the second quarter of 2019 was $3.9 million, or a loss of $0.63 per basic and diluted share. In the prior year period, earnings attributable to common stockholders was $6.9 million, or $1.10 per basic and diluted share.

Conference Call Information
The company will host a conference call to discuss these results today at 4:30 p.m. ET. To access the live call, please dial (888) 394-8218 (toll free) or (323) 701-0225 and reference conference ID 5687186. The conference call will also be webcasted live in the Investors Events section of the Harte Hanks website.
Following the conclusion of the live call, a telephonic replay will be available for 48 hours by dialing (844) 512-2921 or (412) 317-6671 and using the pin number 5687186. The replay will also be available for at least 90 days in the Investors Events section of the Harte Hanks website.

About Harte Hanks:
Harte Hanks is an industry leader in data-driven, omni-channel marketing solutions and logistics. The fuel that powers this Company is customer data. We offer clients around the world the strategic guidance they need across the customer data landscape as well as the executional know-how in database build and management, data analytics, data-driven creativity, digital media, direct mail, customer contact, client fulfillment, and marketing and product logistics. Harte Hanks has approximately 3000 employees delivering solutions in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com.

Cautionary Note Regarding Forward-Looking Statements:
Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under

“Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 which was filed on March 18, 2019.The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). In this press release and our related earnings conference call, however, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

The Company presents the non-GAAP financial measure “Adjusted Operating Loss” as a measure useful to both management and investors in their analysis of the Company’s Condensed Consolidated Statements of Operations (Unaudited) because it facilitates a period to period comparison of Operating Revenue and Operating Loss by excluding significant, unusual, non-recurring items in 2019 and 2018. The most directly comparable measure for this non-GAAP financial measure is Operating Loss.

The Company also presents the non-GAAP financial measure “Adjusted EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “Adjusted EBITDA” as earnings before gain on sale, interest expense (benefit), income tax expense (benefit), depreciation and amortization expense, restructuring expense, stock-based compensation expenses, and other non-cash expenses. The most directly comparable measure for Adjusted EBITDA is Net Income/(Loss). We believe Adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income/(Loss), which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.

The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

As used herein, “Harte Hanks” or “the company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

Investor Contact:
FNK IR
Rob Fink
646-809-4048
Rob@fnkir.com

Source: Harte Hanks, Inc